LETTER OF TRANSMITTAL

GEOS COMMUNICATIONS, INC.

TENDER OF OUTSTANDING WARRANTS AND SHARES OF SERIES F PREFERRED STOCK AND SERIES H PREFERRED STOCK PURSUANT TO THE OFFER TO EXCHANGE SERIES F PREFERRED STOCK AND SERIES H PREFERRED STOCK AND RELATED WARRANTS TO PURCHASE COMMON STOCK FOR SERIES I PREFERRED STOCK AND RELATED WARRANTS TO PURCHASE COMMON STOCK

DATED OCTOBER 14, 2010

THE RIGHT TO TENDER WARRANTS AND SHARES OF SERIES F PREFERRED STOCK AND SERIES H PREFERRED STOCK TENDERED PURSUANT TO THE OFFER WILL COMMENCE ON OCTOBER 14, 2010 AND WILL EXPIRE AT 5:00 PM CST, ON NOVEMBER 17, 2010, UNLESS THE OFFER IS EXTENDED BY GEOS COMMUNICATIONS, INC.

Deliver to:

If by e-mail:	If by facsimile (fax):	If by mail:
cmiltenberger@geoscommunications.com	(817)416-5062	Chris Miltenberger President 430 North Carroll Avenue, Suite 120 Southlake, Texas 76092 (817) 240-0202

If you wish to tender your Old Warrants and shares of Old Preferred Stock for exchange, you must properly complete, sign and return to us the signature page to this Letter of Transmittal either (1) electronically via e-mail as an attachment in Adobe PDF format to the e-mail address indicated above; (2) by facsimile transmission to the fax number indicated above; or (3) by mail to the address provided above. In any event, this Letter of Transmittal must be received by Geos Communications, Inc. (“Geos”) no later than 5:00 PM CST on November 17, 2010 (or such later date and time to which we extend the Offer).

Capitalized terms not otherwise defined in this Letter of Transmittal have the same meaning as in the Offer to Exchange Series F Preferred Stock and Series H Preferred Stock and Related Warrants to Purchase Common Stock for Series I Preferred Stock and Related Warrants to Purchase Common Stock, referred to as the “Offer to Exchange.”

You are not required to tender your Old Warrants and shares of Old Preferred Stock. If you elect to participate in the Offer, you must tender all of your Old Warrants and shares of Old Preferred Stock. If you elect to participate in the Offer, you must indicate below in each section any Old Warrants and shares of Old Preferred Stock you are exchanging. By signing and returning this Letter of Transmittal, you hereby tender the Old Warrants and shares of Old Preferred Stock designated below.

If you intend to exchange Old Warrants through the Offer, you must complete the table below.

DESCRIPTION OF OLD WARRANTS SURRENDERED IN EXCHANGE
FOR NEW WARRANTS

Name(s) and Address(es) of Registered Holder(s)	Old Warrants(s) Being Surrendered (Attach signed additional list if necessary)
	Date of Warrant Agreement(s)	Total Number of Shares of Common Stock for which Warrants are Exercisable under such Agreement(s)

Total Warrants

If you intend to exchange shares of Series F Preferred Stock through the Offer, you must complete the table below.

DESCRIPTION OF SHARES OF SERIES F PREFERRED STOCK  SURRENDERED IN
EXCHANGE FOR SHARES OF SERIES I PREFERRED STOCK

Name(s) and Address(es) of Registered Holder(s)	Shares of Series F Preferred Stock Being Surrendered (Attach signed additional list if necessary)
	Date of Subscription Agreement related to Series F Preferred Stock	Number of Shares of Series F Preferred Stock Being Surrendered

Total Series F Shares

If you intend to exchange shares of Series H Preferred Stock through the Offer, you must complete the table below.

DESCRIPTION OF SHARES OF SERIES H PREFERRED STOCK  SURRENDERED IN
EXCHANGE FOR SHARES OF SERIES I PREFERRED STOCK

Name(s) and Address(es) of Registered Holder(s)	Shares of Series H Preferred Stock Being Surrendered (Attach signed additional list if necessary)
	Date of Subscription Agreement related to Series H Preferred Stock	Number of Shares of Series H Preferred Stock Being Surrendered

Total Series H Shares

☐ This Letter of Transmittal is being submitted to replace a previously submitted Notice of Withdrawal.

You should rely only on the information contained in the Offer to Exchange, this Letter of Transmittal, or in documents to which we have referred you. We have not authorized any person to make any recommendation on our behalf as to whether you should tender or refrain from tendering your Old Warrants pursuant to the Offer. If anyone makes any such recommendation, you must not rely upon that recommendation as having been authorized by us.

If you properly complete and deliver this Letter of Transmittal by e-mail, facsimile or by mail prior to the expiration of the Offer you will receive a confirmation of receipt via an e-mail. It is important that you provide us your e-mail address on the Signature Page of this Letter of Transmittal. We recommend that you keep a copy of your completed Letter of Transmittal and your confirmation e-mail for your records.

IMPORTANT NOTE:  Regardless of the method you use to tender Old Warrants and shares of Old Preferred Stock, you do not need to provide information or documents via another method as well.

To Geos Communications, Inc.:

By completing and delivering this Letter of Transmittal, I hereby tender to Geos Communications (“Geos”) the number of Old Warrants and shares of Old Preferred Stock of Geos as indicated on the second page hereof in exchange for (i) shares of Series I Preferred Stock and (ii) New Warrants upon the terms and subject to the conditions set forth in the Offer to Exchange Series F Preferred Stock and Series H Preferred Stock and Related Warrants to Purchase Common Stock for Series I Preferred Stock and Related Warrants to Purchase Common Stock (the “Offer to Exchange”), receipt of which I hereby acknowledge, and this Letter of Transmittal (which together constitute the “Offer”).

Subject to, and effective upon, acceptance for exchange of the Old Warrants and shares of Old Preferred Stock tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, Geos, all right, title and interest in and to all the Old Warrants and shares of Old Preferred Stock that are being tendered hereby.  I hereby acknowledge that upon tendering all of my Old Warrants and shares of Old Preferred Stock, these warrants and shares of Old Preferred Stock will be canceled and forfeited upon acceptance by Geos. I will receive a stock certificate for the shares of Series I Preferred Stock being issued to me in exchange for the shares of Old Preferred Stock and a New Warrant in exchange for the Old Warrant.  I acknowledge that Geos has advised me to consult with my own personal advisors as to the consequences of participating or not participating in the Offer.

Except by delivery of a Withdrawal Letter prior to the expiration of the Offer as stated in the Offer to Exchange, this tender is irrevocable.

By execution hereof, I acknowledge and agree that:

1.
tendering my Old Warrants and shares of Old Preferred Stock pursuant to the procedures described in Section 3 of the Offer to Exchange and the instructions hereto will constitute my acceptance of the terms and conditions of the Offer;

2.
Geos’s acceptance for exchange of Old Warrants and shares of Old Preferred Stock tendered pursuant to the Offer will constitute a binding agreement between Geos and me upon the terms and subject to the conditions of the Offer;

3.
 all information I provide in the Letter of Transmittal is being given with my consent for the express purpose of participating in the Offer and Geos may share any such information with third parties to the extent necessary to effect my participation in the Offer, including, without limitation, the grant of New Warrants and shares of Old Preferred Stock;

4.	the Offer is subject to the terms and conditions described in the Offer to Exchange;

5.
Geos may amend the Offer at any time and, upon the occurrence of any of the conditions set forth in Section 6 of the Offer to Exchange, Geos may terminate the Offer and, in any such event, if the Old Warrants and shares of Old Preferred Stock tendered herewith are not accepted for exchange, they will be retained by me;

6.
my Old Warrants and shares of Old Preferred Stock will only be accepted for exchange if they (i) are properly elected for exchange hereunder, (ii) are still outstanding and have not been exercised and have not expired or otherwise terminated when the Offer expires on the Offer expiration date, expected to be November 17, 2010, unless extended; and (iii) I have not validly withdrawn my tender of Old Warrants or shares of Old Preferred Stock before the Offer expires;

7.
The registration rights with respect to the shares of Common Stock underlying my Old Warrants and shares of Old Preferred Stock that I am electing to exchange will now be applicable to the shares of Common Stock underlying my New Warrants and Series I Preferred Stock.

Further, I hereby represent and warrant to Geos the following:

1.	I have all requisite legal power and authority to execute and deliver this Letter of Transmittal, and to carry out and perform my obligations under the terms of this Letter of Transmittal;

2.
I have full power and authority to tender the Old Warrants and shares of Old Preferred Stock tendered herewith and that, when and to the extent the same are accepted for exchange by Geos, such warrants and shares of Old Preferred Stock will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and the same will not be subject to any adverse claims. No claim has been asserted by any person to the ownership of any of the Old Warrants or shares of Old Preferred Stock;

3.	I will, upon request, execute and deliver any additional documents deemed by Geos to be necessary or desirable to the warrants or shares of Old Preferred Stock tendered;

4.
this Letter of Transmittal constitutes a valid and binding obligation, enforceable against me in accordance with its terms, except as provided herein if I later withdraw my tender of Old Warrants and shares of Old Preferred Stock by properly executing and timely sending to you a Withdrawal Letter;

5.
no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on my part is required in connection with the consummation of the transactions contemplated by this Letter of Transmittal;

6.
the execution, delivery and performance of and compliance with this Letter of Transmittal, and the consummation of the transactions contemplated hereby, will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or material contract or an event that results in the creation of any lien, charge or encumbrance upon any of my assets; and

7.
I understand that the shares of Series I Preferred Stock which I will receive upon tender of my shares of Old Preferred Stock have not been, and will not be, registered under the Securities Act of 1933 by reason of a specific exemption from the registration provisions of the Securities Act of 1933. I understand that the shares are “restricted securities” under applicable U.S. federal and state securities laws.  I understand that the shares shall bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL (WHICH OPINION AND COUNSEL ARE REASONABLY SATISFACTORY TO THE COMPANY) CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

; and

The Offer is not being made to, nor will any tender of Old Warrants or shares of Old Preferred Stock be accepted from or on behalf of, eligible warrant holders or shareholders in any jurisdiction in which the making of this Offer or the acceptance of any tender of Old Warrants or shares of Old Preferred Stock would not be in compliance with the laws of such jurisdiction.

[REMAINDER OF PAGE INTENTIONALLY BLANK ]

GEOS COMMUNICATIONS, INC. LETTER OF TRANSMITTAL

SIGNATURE PAGE

By delivery and execution hereof, I hereby agree to all the terns and conditions of the Offer.

Please sign and date in the spaces provided below. It is important that you provide us your e-mail address in the space provided below.

I hereby tender the Old Warrants and shares of Old Preferred Stock designated on the cover page of this Letter of Transmittal.

SIGNATURE OF OWNER

X
(Signature of Holder or Authorized
Signatory — See Instructions 1 and 3)
Date: _________________, 2010

Print Name:

Division/Title:

Home Address:

Home Telephone No. (with area code):

Work Telephone No. (with area code):

E-mail Address:

Capacity (if applicable See Instruction 3.):

INSTRUCTIONS FORMING PART OF THE TERMS AND
CONDITIONS OF THE OFFER

1. Delivery; Letter of Transmittal; Withdrawal Letter.  You may tender your Old Warrants and shares of Old Preferred Stock by completing this Letter of Transmittal, signing it and sending the properly completed and signed form to us by one of three methods described below. For your tender to be effective, we must receive your properly completed and signed Letter of Transmittal before the expiration of the Offer.

•    Tender by e-mail.  You may tender your Old Warrants and shares of Old Preferred Stock by e-mail by sending this properly completed and signed Letter of Transmittal by e-mail as an attachment in Adobe PDF format to the following e-mail address: cmiltenberger@geoscommunications.com. You may submit this Letter of Transmittal by e-mail 24 hours a day, 7 days a week, at any time until the expiration of the Offer.

•    Tender by facsimile (fax).  You may also tender your Old Warrants and shares of Old Preferred Stock by transmitting this properly completed and signed Letter of Transmittal to us by facsimile (fax) to the following number: (817) 416-5062 Attention: Chris Miltenberger. You may submit this Letter of Transmittal by fax 24 hours a day, 7 days a week, at any time until the expiration of the Offer.

•    Tender by mail.  You may also tender your Old Warrants and shares of Old Preferred Stock by transmitting this properly completed and signed Letter of Transmittal to us by mail at the following address: Geos Communications, Inc., attn: Chris Miltenberger, 430 N. Carroll Avenue, Suite 120, Southlake, Texas 76092

If you tender your Old Warrants and shares of Old Preferred Stock but then wish to withdraw from the Offer, you may do so at any time prior to 5:00 PM CST time on November 17, 2010 (or such later date and time to which we extend the Offer).

The method of delivery of all documents, including this Letter of Transmittal, is at the election and risk of the tendering warrant holder. In all cases, you should allow sufficient time to ensure timely delivery to ensure the Letter of Transmittal is received by 5:00 PM CST, on November 17, 2010 (or such later date and time to which we extend the Offer). If you deliver the Letter of Transmittal electronically via e-mail or by fax we recommend that you confirm that you have received a confirmation of receipt via e-mail.

2. No Partial Tenders.  You are not required to tender your Old Warrants or shares of Old Preferred Stock. But, if you elect to participate in the Offer, you must tender all of your Old Warrants and shares of Old Preferred Stock

3. Signatures On This Letter Of Transmittal.  If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to us of the authority of such person so to act must be submitted with this Letter of Transmittal.

4. Requests For Assistance.  If you have questions about which of your Old Warrants or shares of Old Preferred Stock are eligible for the Offer or about tendering your Old Warrants and shares of Old Preferred Stock, please contact Chris Miltenberger, President, at (817) 240-0202 during regular business hours through November 17, 2010 (or such later date to which we extend the Offer).

5. Determination of Validity; Rejection of Warrants; Waiver of Defects; No Obligation to Give Notice of Defects.  We will determine all questions as to whether anyone who has chosen to tender Old Warrants has tendered Old Warrants (as is required by the terms of the Offer to Exchange) and the validity, form, eligibility (including time of receipt) and acceptance of Letters of Transmittal and Withdrawal Letters. Our determination of these matters will be final and binding on all parties. We may reject any Letter of Transmittal, Withdrawal Letter, or Old Warrants tendered to the extent that we determine they were not properly delivered or to the extent that we determine it would be unlawful to accept the tendered Old Warrants. We may waive any defect or irregularity in any Letter of Transmittal or Withdrawal Letter with respect to any particular Old Warrants or any particular warrant holder. No Old Warrants will be properly tendered until all defects or irregularities have been cured by the warrant holder tendering the Old Warrants or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities involved in the exchange of any Old Warrants, and no one will be liable for failing to give notice of any defects or irregularities.

6. Important Tax Information.  Please refer to Section 13 of the Offer to Exchange for important tax information in connection with participating in the Offer.